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                                                                     Exhibit 8.2

                    [LETTERHEAD OF SULLIVAN & CROMWELL LLP]

                                                                November 3, 2003

BP Capital Markets America Inc.,
    4101 Winfield Road,
        Warrenville, Illinois 60585.

BP Capital Markets p.l.c.,
    Breakspear Park,
        Breakspear Way,
            Hemel Hampstead,
               Herts, HP2 4UL,
                   England.

BP Canada Finance Company,
    240 - 4th Avenue S.W.,
        Calgary, Alberta,
            Canada, T2P 4H4.

BP Australia Capital Markets Limited (ACN 006 507 768),
    Level 29,
         The Tower,
             Melbourne Central,
                360 Elizabeth Street,
                    Melbourne 3000,
                        Victoria,
                            Australia.

BP p.l.c.,
    1 St. James's Square,
         London, SW1Y 4PD
            England.

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BP Capital Markets America Inc.
BP Capital Markets p.l.c.
BP Canada Finance Company
BP Australia Capital Markets Limited (ACN 006 507 768)
BP p.l.c.                                                                    -2-

     RE: BP Capital Markets America Inc., BP Capital Markets p.l.c., BP Canada Finance Company, BP Australia Capital Markets Limited and BP p.l.c. - Registration Statement on Form F-3

Dear Sirs:

          We have acted as United States counsel to BP Capital Markets America Inc., BP Capital Markets p.l.c., BP Canada Finance Company, BP Australia Capital Markets Limited (ACN 006 507 768) (the "Debt Issuers") and BP p.l.c. (the "Guarantor") in connection with the registration statement on Form F-3, filed by the Debt Issuers and the Guarantor (the "Registration Statement") under the Securities Act of 1933 (the "Act") of $9,147,000,000 aggregate amount of guaranteed debt securities of the Debt Issuers fully and unconditionally guaranteed by the Guarantor. We hereby confirm to you our opinion as set forth in the Registration Statement under the caption "Taxation" insofar as it relates to matters of United States federal income tax law.

          We hereby consent to the use of our name and the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                         Very truly yours,


                                                         SULLIVAN & CROMWELL LLP